Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Chestnut Street Exchange Fund (the “Registrant”), does hereby certify that the report on Form N-CSR of the Registrant for the year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the period presented in the Report.

/s/ Frederick C. Teufel, Jr. Frederick C. Teufel, Jr. President & Chief Compliance Officer (principal executive officer)	/s/ Frederick C. Teufel, Jr. Frederick C. Teufel, Jr. Chief Financial Officer (principal financial officer)
Dated: 3/7/2024	Dated: 3/7/2024

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.